As filed with the Securities and Exchange Commission on August 4, 2003
                                                                   Reg. No. 33

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                    _________________________________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       ___________________________________
                      FAMILY ROOM ENTERTAINMENT CORPORATION
             (Exact name of registrant as specified in its charter)


               New Mexico                                    85-0206160
    (State or other jurisdiction of                       (I.R.S. Employer
     incorporation or organization)                      identification No.)

                               8530 Wilshire Blvd.
                         Beverly Hills, California 90211
                     (Address of principal executive offices)
                ________________________________________________

                        ADVISORY AND CONSULTING AGREEMENT
                               (Full title of plan)
                        ________________________________

                                  George Furla
                                    President
                               8530 Wilshire Blvd.
                         Beverly Hills, California 90211
                     (Name and address of agent for service)
                                 (310) 659-9411
          (Telephone number, including area code of agent for service)

                                    Copy to:
                              Owen Naccarato, Esq.
                           19600 Fairchild, Suite 260
                                Irvine, CA 92612
                                 (949) 851-9261


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                                 CALCULATION OF REGISTRATION FEE
=================================================================================================
                      Proposed maximum  Proposed maximum
Title of securities     Amount to be     offering price    Aggregate offering       Amount of
to be registered         Registered         per share             Price         Registration fee
=================================================================================================

Common Stock                   536,000  $            0.14  $            75,040  $            6.07
($.01 par value)
=================================================================================================
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Estimated solely for the purpose of determining the amount of registration fee and pursuant to Rules 457(c) and 457 (h) of the General Rules and Regulations
under the Securities Act of 1993, based upon the average of the bid and asked prices per share of the registrant's common stock reported by the OTC Nasdaq
Stock Market on July 28, 2003.


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
                                     PART I

              INFORMATION REQUIRED IN THIS SECTION 10(a) PROSPECTUS


Item  1.       Plan  Information.*

Item  2.       Registrant  Information and Employee Plan Annual Information.*

               *Information required by Part 1 to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.


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

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item  3.  Incorporation  of  Documents  by  Reference

     The following documents filed by Family Room Entertainment Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

     (a) the Company's annual report on Form 10-KSB for the fiscal year ended June 30, 2002 and 2001;

     (b)the Company's quarterly report on Form 10-QSB for the quarter ended September 30, 2002, December 31, 2002 and March 31, 2003; and

     (c) the Registrant's Form S-2 filed on April 3, 1987, pursuant to Section 12 of the Exchange Act, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock;

     (d) the Company's Form 8-K filed on September 19, 2002; and

     (e) any document filed by the Company with the Commission pursuant to Sections 13(a), 13( c), 14 or 15(d) of the Exchange Act subsequent to the date hereof, but prior to the filing of a post-effective amendment to this Registration Statement which Indicates that all shares of Common Stock registered hereunder have been sold or that deregisters all such shares of common Stock then remaining unsold, such documents being deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item  4.  Description  of  Securities

     Not applicable.

Item  5.  Interests  of  Named  Experts  and  Counsel

     The legality of the shares of Common Stock offered hereby has been passed upon for the Company by Naccarato & Associates. A portion of the shares being registered herein are being issued to Family Room entertaiment's attorney in such law firm for services provided to FMLY.

Item  6.  Indemnification  of  Directors  and  Officers

     Section 53-12-2E of the New Mexico Statutes Annotated 1978 provides in general that a company's articles of incorporation may provide that a director shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director unless:
(1) the director has breached or failed to perform the duties of the director's office in compliance with Subsection B of Section 53-11-35 NMSA 1978; and
(2) the breach or failure to perform constitutes:


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(a) negligence, willful misconduct or recklessness in the case of a director who has either an ownership interest in the corporation or receives in his capacity as a director or as an employee of the corporation compensation of more than two thousand dollars ($2,000) from the corporation in any calendar year; or
(b) willful misconduct or recklessness in the case of a director who does not have an ownership interest in the corporation and does not receive in his capacity as director or as an employee of the corporation compensation of more than two thousand dollars ($2,000) from the corporation in any calendar year. Such a provision in the articles of incorporation shall, however, only eliminate the liability of a director for action taken as a director or any failure to take action as a director at meetings of the board of directors or of a committee of the board of directors or by virtue of action of the directors without a meeting pursuant to Section 53-11-43 NMSA 1978, on or after the date when such provision in the articles of incorporation becomes effective.

     Article XVI of the Company's Article of Incorporation provide that the Company shall indemnify each director and each officer, his heirs, executors and administrators, against expenses reasonably incurred or liability incurred by him in connection with any action, suite or proceeding to which ha may be made a party by reason of his being or having been a Director or officer of the corporation, except in relation (i) to matters as to which he shall be finally adjudged in such action, suit or proceeding to be liable for fraud or misconduct, and (ii) to liabilities under the Securities Act of 19333, as amended, or other applicable securities laws. In the event of a settlement before or after action or suite, indemnification shall be provided only in connection with such matters covered by the settlement as to which the corporation is advised by counsel that the person to be indemnified was not guilty of such fraud or misconduct. The foregoing right of indemnification shall not exclude other rights to which he may be entitled.

Commission  Policy

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling the Company, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Experts

     The consolidated financial statements of the company appearing in the Company's Annual Report (Form 10-KSB) for the year ended June 30, 2001 have been audited by Ham, Langston & Bregena, L.L.P, independent public accounts, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein in reliance upon the reports of Ham, Langston & Bregena, L.L.P, pertaining to such financial statements (to the extent filed with the Commission) given upon the authority of such firm as experts in giving such reports.

Item  7.  Exemption  from  Registration  Claimed

     Not applicable.

Item 8.  Exhibits


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
     The Exhibits to this registration statement are listed in the index to Exhibits on page 9.

Item  9.  Undertakings

(a)  The undersigned registrant hereby undertakes:

     (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the securities Act 1933:

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration
Statement:

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraph (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraph is contained in periodic reports filed by the Company pursuant to Section 13 or
Section 15 (d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendments shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by mean of a post-effective amendment any of the securities being registered hereunder that remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the company's annual report pursuant to Section 13 (a) or Section 15 (d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the above-described provisions or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit


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
or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


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

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on August 4, 2003.

                                  By  /s/  George Furla
                                  ----------------------------------------------
                                  George Furla, President, Chief Executive
                                  Officer, Chief Accounting Officer and Director

                                  By  /s/  Randall Emmett
                                  ----------------------------------------------
                                  Randall Emmett, Chief Operating Officer,
                                  And Director



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                 Title                     Date
--------------------------  ----------------------------------  --------------

/s/George Furla             Chairman of the Board of Directors  August 4, 2003
--------------------------  President and Chief Executive
George Furla                Officer and Director

/s/ Randall Emmett          Chief Operating Officer and         August 4, 2003
--------------------------            Director
Randall Emmett


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                                  INDEX TO EXHIBITS



EXHIBIT                                                               SEQUENTIALLY
  NO.                          DESCRIPTION                           NUMBERED PAGES
  ---                          -----------                           --------------

    4.1    Consulting Agreement

    4.2    Warrant Agreement

    5.1    Opinion of Counsel, regarding the legality of the securities registered hereunder.

   23.1    Consent of Ham, Langston & Bregena, L.L.P

   23.2    Consent of Counsel (included as part of Exhibit 5.1)
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